UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014

STRATEGIC INTERNET INVESTMENTS, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	33-28188	84-1116458
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 First Avenue, P.O. Box 918, Kalispell, MT, 59903
(Address of principal executive offices)

Registrants telephone number, including area code: 760-536-8383

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01             Entry into a Material Definitive Agreement

Restated Sales and Purchase Agreement

On November 03, 2014 Strategic Internet Investments Inc. (“SIII” or the “Purchaser”) entered into a restated Sales and Purchase Agreement (“Nov 3, 2014 Agreement”). The original agreement (“Original Agreement) entered into and announced on June 10, 2014 has been mutually cancelled and replaced by the Nov 3, 2014 Agreement.

The Restated Agreement was entered into between SIII and ARIS Foreign Trade and Construction Inc. (“ARIS”) and Muzaffer Mithat Ataman (“Ataman”) and PG Proje Gelistirme Gayrimenkul A.S. (“PG Company”).

(ARIS and Ataman are jointly the “First Party”) and (ARIS, Ataman and PG Company are jointly the “Sellers”)

The First Party is the owner, or where not the direct owner, represents the owners through Power of Attorney, of retail outlets in Turkey, namely the Akcenter Outlet and Shopping Center, Ankara (the “Property”).

PG Company will, under the Restated Agreement, accept title transfer of the Property and act as the Property’s registered Turkish owner and the local manager for the Project and will hold certain Convertible Securities of SIII, registered in its name and deposited into trust, for and on behalf of the Sellers.

SIII is desirous of purchasing the Property by either acquiring 100% of PG Company or 100% of the Property as more particularly described within the Restated Agreement.

Sellers agree to accept Convertible Debenture Securities of SIII, issued and deposited into trust, as full payment of the Purchase Price for the Property as more particularly described within the Restated Agreement.

This is a non-arm’s length transaction based on the fact that Mr. Abbas Salih is the President, Director and CEO as well as the controlling shareholder of SIII and will indirectly hold a minority interest in PG Company.

The Restated Agreement is included, without schedules, in this 8K as an attachment.  The Restated Agreement can be viewed in its entirety by visiting SIII’s web site at the following address;

www.siiincorporated.com/images/Legal/2014/Amended_Agreement_Akcenter_11032014.pdf

Item 9.01	Financial Statements and Exhibits

10.1	Schedule - Sale and Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Internet Investments, Incorporated (Registrant)

Date: November 5, 2014	By:	/s/ Fred Schultz
Fred Schultz, Director